                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                        SKYLANDS PARK MANAGEMENT, INC.
                        -----------------------------

     THE UNDERSIGNED OFFICER OF SKYLANDS PARK MANAGEMENT, INC., executes the following Amended and Restated Certificate of Incorporation pursuant to the provisions of Section 14A:9-5, Corporations, General of the New Jersey Statutes, as follows:

                                  ARTICLE I
                                     NAME
                                     ----

     The name of the Corporation, hereinafter referred to as the "Corporation", is Skylands Park Management, Inc.

                                   ARTICLE II
                                    ADDRESS
                                    -------
     The address of the Corporation's current registered office in the state of New Jersey is Ribis, Graham & Curtin, 4 Headquarters Plaza, CN-1991, Morristown, New Jersey 07962-1991, and the name of the Corporation's current registered agent at such address is David Pepe, Esq.

                                  ARTICLE III
                                    PURPOSE
                                    -------
     The purposes for which the corporation is organized are:

          To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                  ARTICLE IV
                                     STOCK

     The total authorized capital stock of the Corporation is Ten Million Five Hundred Thousand (10,500,000) shares, consisting of Ten Million (10,000,000) shares of common stock, no par value (the "Common Stock") and Five Hundred Thousand (500,000) shares of preferred stock, no par value (the "Preferred Stock"). The designations, powers, preferences and rights of the Preferred Stock and the qualifications, limitations and restrictions thereof, are as follows:

     1. General. The Board of Directors of the Corporation is authorized to
        -------
     adopt from time to time and to cause to be executed and filed without further approval of the shareholders amendments to this Amended and Restated Certificate of Incorporation that divide the Preferred Stock into classes and series, specify the designation and number of shares of any class or series and determine the relative rights, preferences and limitations of the share of any class or series, whether prior or subordinate to, or equal with, the shares of any other class or series, including the Common Stock. The preferred shares of any class or series established by an amendment by the Board shall be issued for the consideration that the Board may fix. The Board of Directors is authorized to set forth in the amendment, without limitation upon its general power, any of the provisions set forth in this Article IV.

     2. Designation and Number. The Board may provide a distinctive designation
        ----------------------
     for each class or series and the number of shares that shall constitute each class or series. By resolution, the Board may from time to time increase the number of shares that the Board has previously determined for any class or series, unless the Board otherwise provided in its resolution creating the class or series. From time to time, the Board may also pass a resolution to decrease the number of shares that the Board has previously determined for any class or series, but not below the number of shares of the class or series then outstanding.

     3. Dividend Rates. The Board may determine the dividend rate payable on the
        --------------
     shares of the class or series and whether dividends are to be cumulative, partially cumulative, or noncumulative. If any cumulative rights are provided, the Board may establish the date or dates from which dividends may cumulate.

     4. Redemption Price. The Board may establish the price or prices and the
        ----------------
     terms and conditions for redemption of the shares of the class or series at the option of the corporation.

     5. Sinking Fund. The Board may determine whether or not the shares of the
        ------------
     class or series are entitled to a retirement or sinking fund to be applied to the purchase or redemption of the shares, and if a fund is to be established, the Board may specify the amount of the fund and its terms and provisions.

     6. Liquidation Preferences. The Board may determine the rights of the
        -----------------------
     shares of the class or series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.

     7. Conversion Rights. The Board may determine whether or not the shares of
        -----------------
     the class or series are to be convertible into, or exchangeable for, any other shares of the Corporation or other securities. If the shares are convertible or exchangeable, the Board may establish the conversion price or prices or the rates of exchange, any adjustments to those prices or rates, and any other terms and conditions of the conversion or exchange.

     8. Priorities. The Board may determine whether or not the shares of the
        ----------
     class or series established are to be prior, equal or junior to the shares of any other class or series in any respect, including the Common Stock. The Board may determine whether or not the shares of the class or series established are to be entitled to restrictions on the issuance of shares of any other class or series that are prior or equal to the shares of the class or series established. The Board may determine whether or not the shares of the class or series established are to be entitled to restrictions on payments of dividends, distributions of assets, and purchases or redemptions of shares of any other class or series of shares of the Corporation ranking junior to the shares of the class or series established.

     9. Voting Rights. The Board may determine whether any class or series of
        -------------
     the Preferred Stock shall have voting rights and whether such voting rights may be greater or lesser then the voting rights of the Common Stock.

     10. Additional Rights. The Board may establish any other preferences,
         -----------------
     qualifications, privileges, options and other relative or special rights and limitations of the class or series.

                                    ARTICLE V
                           CURRENT BOARD OF DIRECTORS
                           --------------------------

     The number of directors constituting the Board of Directors at the time of the adoption of this Amended and Restated Certificate of Incorporation is five
(5). The name and
     address of each director constituting the current Board of Directors is as follows:

                 Name                        Address
                 ----                        -------

                 Robert A. Hilliard          Skylands Park Management, Inc.
                                             26 Eric Trail
                                             Sussex, New Jersey 07461

                 Frederick A. Voight         Mohawk Lumber
                                             Route 639
                                             P.O. Box 727
                                             Sussex, New Jersey 07461

                 Richard Hunsicker           Dejajar Drive
                                             Augusta, New Jersey 07822

                 Louis Hawkins               3 Valley View Terrace
                                             Sussex, New Jersey 07461

                 John C. Ertmann             2608 Hemingway Lane
                                             Mahwah, New Jersey 07430

                                   ARTICLE VI
                                 INDEMNIFICATION
                                 ---------------

     The Corporation shall indemnify and reimburse any present or former "corporate agent", as defined in N.J.S.A.14A:3-5, who serves the Corporation,
                                 --------
against any reasonable and necessary expenses, counsel fees and liabilities actually incurred by them in any civil or criminal proceeding brought or threatened for acts or omissions arising out of their status as corporate agents including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the Corporation, to the maximum extent permitted or authorized by N.J.S.A.14A:3-5(8) (or, to the extent indemnification
                           --------
is thereafter broadened, as it may be amended). Termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its
                                                          ---- ----------
equivalent shall not of itself create a presumption that such corporate agent did not meet the applicable standard of conduct for indemnification. Indemnity shall be paid in advance of the final disposition of the proceeding, provided the corporate agent undertakes to repay the Corporation if it shall be ultimately determined that he is not entitled to indemnification as provided by this Article VI.

     The Corporation shall have the power to purchase and maintain insurance, and to furnish similar protection (including but not limited to providing a trust fund, letter of credit, self-insurance or indemnification contract) on behalf of any individual to whom indemnification or advances may be paid hereunder.

     A director shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders; provided, however, that this provision shall not relieve a
              --------  -------
director from liability for any breach of duty based upon an act or omission (a) in breach of such director's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or
(c) resulting in receipt by such director of an improper benefit.

     IN WITNESS WHEREOF, the undersigned, as President of the Corporation, hereby declares and certifies that this is his act and deed and the facts herein stated are true and, accordingly, has hereunto set his hand this 13 day of January, 1993.

                                             /s/ Robert A. Hilliard, President
                                             ---------------------------------

                        CERTIFICATE OF ROBERT A. HILLIARD
                        ---------------------------------


     The undersigned, being over the age of eighteen (18) years and authorized to execute the within Certificate as required by the provisions of Section 14A:9-5(5), Corporations, General, of the New Jersey Business Corporation Act, hereby certifies as follows:

     (a) The name of the Corporation is Skylands Park Management, Inc.

     (b) The Amended and Restated Certificate of Incorporation was adopted by the shareholders of the Corporation on January 13, 1993

     (c) The number of shares entitled to vote on the proposed Amended and Restated Certificate of Incorporation was 430,000 shares of Common Stock, no par value.

     (d) The number of shares voting on the Amended and Restated Certificate of Incorporation was 430,000 shares of Common Stock, no par value.



                                             /s/ Robert A. Hilliard, President
                                             ---------------------------------



DATED: January 13, 1993